EXHIBIT 99.2














                    SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES
                    OF R. J. REYNOLDS TOBACCO IN PUERTO RICO

                 FINANCIAL STATEMENTS AND SUPPLEMENTAL SCHEDULE

                     December 31, 2002 and December 30, 2002

                   (WITH INDEPENDENT AUDITORS' REPORT THEREON)

                  SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                      R. J. REYNOLDS TOBACCO IN PUERTO RICO

                                TABLE OF CONTENTS



                                                                            Page
                                                                            ----

Independent Auditors' Report .............................................     1

Financial Statements:

       Statements of Net Assets Available for Benefits as of
        December 31, 2002 and December 30, 2002 ..........................     2

       Statements of Changes in Net Assets Available for Benefits
        for the Periods Ended December 31, 2002 and December 30, 2002.....     3

       Notes to Financial Statements .....................................   4-8

Supplemental Schedule - Form 5500, Schedule H, Part IV, Line 4i -
       Schedule of Assets Held at End of Year as of December 31, 2002.....     9


Note: Supplemental schedules, other than the one listed above, are omitted because of the absence of conditions under which they are required by Department of Labor Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974.

                          INDEPENDENT AUDITORS' REPORT
                          ----------------------------


RJR Employee Benefits  Committee of Savings and Investment Plan for Employees of
R. J. Reynolds Tobacco in Puerto Rico:

We have audited the accompanying statements of net assets available for benefits of the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco in Puerto Rico, referred to as the Plan, as of December 31, 2002 and December 30, 2002, and the related statements of changes in net assets available for benefits for the one day period ended December 31, 2002 and the year ended December 30, 2002. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 2002 and December 30, 2002, and the changes in net assets available for benefits for the periods then ended in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedule listed in the Table of Contents is presented for the purpose of additional analysis and is not a required part of the basic financial statements, but is supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. This schedule is the responsibility of the Plan's management. The supplemental schedule has been subjected to the auditing procedures applied in our audit of the basic financial statements and, in our opinion, is fairly stated in all material respects in relation to the basic financial statements taken as a whole.



/s/ KPMG LLP

Greensboro, North Carolina
May 23, 2003

                  SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                      R. J. REYNOLDS TOBACCO IN PUERTO RICO

                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS

                     December 31, 2002 and December 30, 2002

                                                                                  December 31, 2002        December 30, 2002
                                                                                  -----------------        -----------------
Assets:
  Investments, at fair value (notes 1, 2, 3 and 4):
    Vanguard LifeStrategy Conservative Growth Fund ...........................       $    355,126             $    355,126
    Vanguard LifeStrategy Growth Fund ........................................            595,894                  594,649
    Vanguard LifeStrategy Moderate Growth Fund ...............................            538,449                  537,673
    Vanguard Total International Stock Index Fund ............................             37,813                   37,569
    Vanguard Total Stock Market Index Fund ...................................          2,038,952                2,035,904
    Vanguard Retirement Savings Trust ........................................          2,180,204                2,171,737
    RJR Common Stock Fund ....................................................             47,065                   47,747
    Participant loans ........................................................            153,801                  153,801
                                                                                     ------------             ------------
        Total investments ....................................................          5,947,304                5,934,206
  Receivable - investment income .............................................                  -                    8,194
                                                                                     ------------             ------------

Net assets available for benefits ............................................       $  5,947,304             $  5,942,400
                                                                                     ============             ============





                 See accompanying notes to financial statements.

                  SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                      R. J. REYNOLDS TOBACCO IN PUERTO RICO

           STATEMENTS OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS

              Periods Ended December 31, 2002 and December 30, 2002


                                                                                   December 31, 2002        December 30, 2002
Additions:
  Investment income (loss) (notes 1, 2, 3 and 4):
    Net appreciation (depreciation) in fair value of investments .............       $      3,599             $   (904,592)
    Interest and dividend income .............................................              1,305                  198,868
                                                                                     ------------             ------------
        Total investment income (loss) .......................................              4,904                 (705,724)
                                                                                     ------------             ------------
  Contributions:
    Employer contributions ...................................................                 --                   99,415
    Participant contributions ................................................                 --                  466,952
                                                                                     ------------             ------------
        Total contributions ..................................................                 --                  566,367
                                                                                     ------------             ------------

         Total additions, net ................................................              4,904                 (139,357)
                                                                                     ------------             ------------

Deductions - benefits paid to participants ...................................                 --                  692,958
                                                                                     ------------             ------------

Net increase (decrease) in assets available for benefits .....................              4,904                 (832,315)

Net assets available for benefits at beginning of period .....................          5,942,400                6,774,715
                                                                                     ------------             ------------

Net assets available for benefits at end of period ...........................       $  5,947,304             $  5,942,400
                                                                                     ============             ============



                 See accompanying notes to financial statements.

                  SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                      R. J. REYNOLDS TOBACCO IN PUERTO RICO

                          NOTES TO FINANCIAL STATEMENTS

 (1) PLAN DESCRIPTION

     The following brief description of the Savings and Investment Plan for Employees of R. J. Reynolds Tobacco in Puerto Rico, referred to as the Plan, is provided for general information purposes only. Participants should refer to the Plan document for more complete information.

     (a) General
     -----------

     The Plan is a voluntary defined contribution plan covering all regular, full-time employees, and certain non-regular employees who have accumulated 1,000 or more hours of service as defined in the Plan document, of R. J. Reynolds Tobacco (CI), Co., a Cayman Islands corporation, referred to as the Company, in Puerto Rico. The RJR Employee Benefits Committee, referred to as the Committee, controls and manages the operation and administration of the Plan. Banco Popular de Puerto Rico serves as the trustee of the Plan, and The Vanguard Group, referred to as Vanguard, serves as the recordkeeper for the Plan. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974, referred to as ERISA.

     On December 31, 2002, an amendment was made to the Plan changing the Plan year to a calendar year effective January 1, 2003. As a result, December 31, 2002 is a one day Plan year.

     Prior to April 2002, the participants in the Plan were employed by R. J. Reynolds Tobacco Co., a Delaware corporation. Effective April 1, 2002, the employees of R. J. Reynolds Tobacco Co. were transferred to the Company and the Plan was amended to include the Company as a participating company in the Plan.

     (b) Contributions
     -----------------

     Each year, participants may make basic contributions of up to 6% of compensation, as defined in the Plan document, on a pre-tax or after-tax basis. In addition, participants may make supplemental contributions on a pre-tax or after-tax basis of up to 16% of compensation, including the basic contributions. Pre-tax supplemental contributions may only be made by participants making the maximum basic contribution on a pre-tax basis, and total pre-tax contributions are limited to the lesser of $8,000 or 10% of compensation. The Company contributes an amount equal to 50% of the basic contributions that a participant contributes to the Plan. Contributions are subject to certain Puerto Rico Internal Revenue Code limitations.

     (c) Participant Accounts
     ------------------------

     Each participant's account is credited with the participant's contributions and allocations of the Company's contributions and Plan earnings, and debited with the participant's withdrawals, Plan losses and an allocation of administrative expenses. Allocations are based on participant contributions or account balances, as defined in the Plan document. The benefit to which a participant is entitled is the benefit that can be provided from the participant's vested account.

     (d) Vesting
     -----------

     Participants are immediately vested in their contributions plus actual earnings thereon. Vesting in Company contributions occurs upon the earlier of completion of 24 months of Plan participation, 60 months of service with the Company or affiliated companies or upon the occurrence of certain events as defined in the Plan document.

     (e) Investment Options
     ----------------------

     Plan investments are participant directed. Upon enrollment in the Plan, a participant may direct contributions in 1% increments to any of seven investment fund options. Participants may change or transfer their investment options at any time via telephone.

     (f) Loans to Participants
     -------------------------

     Participants may borrow from their fund accounts a minimum of $1,000 up to a maximum of the lesser of $50,000, or 50% of their vested account balance, reduced by the highest outstanding loan balance during the preceding 12 months and limited by certain restrictions in the Plan document. Loan transactions are treated as a transfer between the investment fund and the loan fund. Loan terms shall not be for more than five years, except for the purchase of a primary residence, which shall not exceed ten years. The loans are secured by the balance in the participant's account and bear interest at a rate commensurate with local prevailing rates as determined by the Plan administrator. Principal and interest is paid ratably through payroll deductions.

     (g) Payment of Benefits
     -----------------------

     Upon termination of service, a participant is entitled to receive a lump-sum amount equal to the value of the participant's vested interest in his or her account, or for certain participants, monthly installments calculated annually over a period not to exceed the lesser of 15 years or the participant's life expectancy, if certain requirements set forth in the Plan document are met.

     (h) Expenses
     ------------

     Expenses relating to the purchase or sale of investments are included in the cost or deducted from the proceeds, respectively. Direct charges and expenses, including investment manager fees attributable to specific investment funds, may be charged against that investment fund. Administrative expenses such as trustee, auditor, general plan recordkeeping and Internal Revenue Service user fees may be paid directly from the Plan; however, for the Plan periods ended December 30 and December 31, 2002, these expenses were paid by the Company.

     (i) Forfeitures
     ---------------

     Forfeitures are used to reduce future employer contributions. Certain forfeitures may be restored if the participant is reemployed before accruing five consecutive break in service years, as defined in the Plan document. Employer contributions were not reduced from forfeited nonvested accounts on December 31, 2002. From December 31, 2001 to December 30, 2002, employer contributions were reduced by $32,220 from forfeited nonvested accounts. At December 31, 2002 and December 30, 2002, forfeited nonvested accounts totaled $5.

(2)  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     (a) Basis of Accounting
     -----------------------

     The accompanying financial statements of the Plan have been prepared using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America.

     (b) Investment Valuation and Income Recognition
     -----------------------------------------------

     The Plan's investment in the RJR Common Stock Fund is stated at fair value as determined by quoted market prices. Shares of mutual funds are valued at the net asset value of shares held by the Plan at year-end. Investments in common trust funds, referred to as the funds, are stated at estimated fair values, which have been determined based on the unit values of the funds. Unit values are determined by the organization sponsoring such funds by dividing the fund's net assets at fair value by its units outstanding at each valuation date. Loans to participants are valued at cost plus accrued interest, which approximates fair value.

     Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

     (c) Use of Estimates
     --------------------

     The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of net assets available for benefits and changes therein. Actual results could differ from those estimates. The Plan utilizes various investment instruments. Investment securities, in general, are exposed to various risks, such as interest rate, credit and overall market volatility. Due to the level of risk associated with certain investment securities, it is reasonably possible that changes in the values of investment securities will occur in the near term and that such changes could materially affect the amounts reported in the financial statements.

     (d) Payment of Benefits
     -----------------------

     Benefits are recorded when paid.

(3)  INVESTMENTS

     Investments that represent 5% or more of the Plan's net assets were:



                                                                                  December 31, 2002        December 30, 2002
                                                                                  -----------------        -----------------
      Vanguard LifeStrategy Conservative Growth Fund, 27,701 and
        27,701 shares, respectively ..........................................      $     355,126             $    355,126
      Vanguard LifeStrategy Growth Fund, 41,497 and 41,497
        shares, respectively .................................................            595,894                  594,649
      Vanguard LifeStrategy Moderate Growth Fund, 38,821 and
        38,821 shares, respectively ..........................................            538,449                  537,673
      Vanguard Total Stock Market Index Fund, 101,592 and
        101,592 shares, respectively .........................................          2,038,952                2,035,904
      Vanguard Retirement Savings Trust, 2,180,204 and
        2,171,737 shares, respectively .......................................          2,180,204                2,171,737

     The Plan's investments, including gains and losses on investments bought and sold, and those held during the period, appreciated (depreciated) in value as follows:


                                                                                     Period ended              Year ended
                                                                                  December 31, 2002        December 30, 2002
                                                                                  -----------------        -----------------

      Mutual Funds ...........................................................       $      5,313             $   (879,467)
      RJR Common Stock Fund ..................................................             (1,714)                 (25,125)
                                                                                     ------------             ------------

                                                                                     $      3,599             $   (904,592)
                                                                                     ============             ============



(4)  RELATED PARTY TRANSACTIONS

     Certain Plan investments are shares of mutual funds and units of participation in a common trust fund managed by Vanguard. Vanguard is the recordkeeper as defined by the Plan; therefore, these transactions qualify as party-in-interest transactions.

(5)  INCOME TAX STATUS

     The Plan's latest determination letter issued by the Puerto Rico Treasury Department is dated February 27, 1992. The Plan is intended to comply with
     Section 1165(a) of the Puerto Rico Income Tax Act of 1954, referred to as ITA. The Plan is required to operate in conformity with the ITA to maintain its qualification. The United States qualification of the Plan was dropped, effective with the 1995 plan year. The Committee is not aware of any course of action or series of events that have occurred that might adversely affect the Plan's qualified status. The Committee believes that the Plan is currently designed and being operated in compliance with the applicable requirements of the ITA, and the Plan and related trust continue to be tax-exempt. Therefore, no provision for income taxes has been included in the Plan's financial statements.

(6)  PLAN TERMINATION

     Although it has not expressed any intent to do so, the Company has the right under the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of the Plan's termination, participants will become 100% vested in their employer contributions.

                                    ********

                  SAVINGS AND INVESTMENT PLAN FOR EMPLOYEES OF
                      R. J. REYNOLDS TOBACCO IN PUERTO RICO

                     FORM 5500, SCHEDULE H, PART IV, LINE 4i
                     SCHEDULE OF ASSETS HELD AT END OF YEAR

                                December 31, 2002



                                                          Description of Investment,
                                                           Including Maturity Date,     Number of
                 Identity of Issue, Borrower,           Rate of Interest, Collateral,     shares                   Current
                   Lessor or Similar Party                  Par or Maturity Value        or units      Cost         Value
        ----------------------------------------------- ------------------------------ -------------- -------- ----------------

     *  Vanguard LifeStrategy Conservative Growth Fund  Mutual Fund                        27,701        **      $    355,126
     *  Vanguard LifeStrategy Growth Fund               Mutual Fund                        41,497        **           595,894
     *  Vanguard LifeStrategy Moderate Growth Fund      Mutual Fund                        38,821        **           538,449
     *  Vanguard Total International Stock Index Fund   Mutual Fund                         4,898        **            37,813
     *  Vanguard Total Stock Market Index Fund          Mutual Fund                       101,592        **         2,038,952
     *  Vanguard Retirement Savings Trust               Common/Collective Trust Fund    2,180,204        **         2,180,204
     *  RJR Common Stock Fund                           Company Stock Fund                  3,576        **            47,065
        Loan Fund                                       Participant loans, (30 loans
                                                        with interest rate of 9.25%
                                                        and maturity dates ranging
                                                        from
                                                        1/27/03 - 5/12/07)                     --        --           153,801
                                                                                                                 ------------
                                                                                                                 $  5,947,304
                                                                                                                 ============


     *  Denotes a party-in-interest.
     ** Cost information is not required for participant-directed investments and, therefore, is note included.